Exhibit 99

Form 4 Joint Filer Information

Name:  Delphi Ventures V, L.P.

Address:  3000 Sand Hill Road
          Building 1, Suite 135
          Menlo Park, CA 94025

Designated Filer:  Delphi Management Partners V, LLC

Issuer & Ticker Symbol:  Thermage, Inc. (THRM)

Date of Event Requiring Statement:  11/10/2006

Signature:  /s/ David L. Douglass, for Delphi Management Partners V, LLC,
as general partner of Delphi Ventures V, L.P.

Name:  Delphi BioInvestments V, L.P.

Address:  3000 Sand Hill Road
          Building 1, Suite 135
          Menlo Park, CA 94025

Designated Filer:  Delphi Management Partners V, LLC

Issuer & Ticker Symbol:  Thermage, Inc. (THRM)

Date of Event Requiring Statement:  11/10/2006

Signature:  /s/ David L. Douglass, for Delphi Management Partners V, LLC,
as general partner of Delphi BioInvestments V, L.P.